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                                                                EXHIBIT 99.16(d)

Merrill Lynch Ohio Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class D
          10/21/94 - 7/31/95

                                                    Since         Since
                                                  Inception     Inception
                                                Average Annual    Total
                                                 Total Return    Return*
                                                 ------------   ----------
Initial Investment                                   $1,000.00    $1,000.00

Divided by Initial Maximum Offering Price                10.51
                                                     ---------
Divided by Net Asset Value                                            10.09
                                                                  ---------
Equals Shares Purchased                                 99.144       99.108

Plus Shares Acquired through
  Dividend Reinvestment                                  3.792        3.950
                                                     ---------    ---------

Equals Shares Held at 7/31/95                           98.936      103.058

Multiplied by Net Asset Value at 7/31/95                 10.57        10.57
                                                     ---------    ---------

Equals Ending Redeemable Value at
   $1,000 Investment (ERV) at 7/31/95                 1,045.75     1,089.32
                                                     ---------    ---------

Divided by $1,000 (P)                                   1.0458       1.0893

Subtract 1                                              0.0458       0.0893

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)               4.58%
                                                     =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                                8.93%
                                                                  =========

ERV divided by P                                        1.0458

Raise to the power of                                   1.2898

Equals                                                  1.0594

Subtract 1                                              0.0594

Expressed as a percentage equals the
  Average Annualized Total Return                         5.94%
                                                     =========

*Does not include sales charge for the period.

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       30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

Merrill Lynch Ohio Municipal Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class D

Long term income generally based on yield to
  maturity times market value of each security                          $14,222

Plus short term income accrued for the past
  thirty days                                                             1,439
                                                                 --------------
Equals Total Income                                                      15,661

Less expenses for the past thirty days                                   -2,454
                                                                 --------------
Equals net monthly income for yield calculation                          13,207
                                                                 --------------
Average shares outstanding for 30 days                                  303,841

Times the Maximum Offering Price                                          11.00
                                                                 --------------
Equals total dollars                                                 $3,342,250
                                                                 ==============

Net monthly income divided by total dollars equals                  0.003951508

Add 1                                                               1.003951508

Raise to the power of 6                                             1.023944505

Subtract 1                                                          0.023944505

Times 2                                                             0.047889009

Expressed as a percentage equals the
  standardized yield for the 30 day period                                 4.79%
                                                                      =========

Tax Rate                                                                  28.00%

X = 1 minus Tax Rate                                                      72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 days period                                  6.65%
                                                                      =========